UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2015

SUNGAME CORPORATION
 (Exact of registrant as specified in its charter)

DELAWARE	001-36058	**-******
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

3091 West Tompkins Avenue, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 666-0051

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On 14 May 2015, Lawrence Dobroff resigned his positions as a Sungame’s Principal Accounting Officer. Mr. Dobroff was not on any committees of the Board of Directors and is no longer an employee or consultant of Sungame.

Other than a letter of resignation, which contained no material facts concerning the circumstances of Mr. Dobroff’s resignation, other than Mr. Dobroff’s desire to resign as an officer. Mr. Dobroff furnished no correspondence to SGMZ concerning his resignation, other than his resignation. Mr. Dobroff  was provided with an opportunity to furnish Sungame, as promptly as possible, with a letter addressed to Sungame stating Mr. Dobroff  agrees with the statements made by Sungame in response to this filing, and, if not, stating the respects in Mr. Dobroff does not agree. No response has been provided by Mr. Dobroff as of the date of filing.

Subsequent to Mr. Dobroff’s resignation, Sungame also released other accounting personnel struggling with substance abuse who may have contributed to confusion of the accounting records.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     Friday, January 15, 2016
               Los Angeles, California

/s/    Raj Ponniah
By:   Raj Ponniah
         Chief Executive Officer